UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2005

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2578	OHIO EDISON COMPANY	34-0437786
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2323	THE CLEVELAND ELECTRIC ILLUMINATING COMPANY	34-0150020
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3583	THE TOLEDO EDISON COMPANY	34-4375005
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3491	PENNSYLVANIA POWER COMPANY	25-0718810
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3141	JERSEY CENTRAL POWER & LIGHT COMPANY	21-0485010
(A New Jersey Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-446	METROPOLITAN EDISON COMPANY	23-0870160
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3522	PENNSYLVANIA ELECTRIC COMPANY	25-0718085
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Item 2.03 Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

FirstEnergy Corp. and Subsidiaries Credit Facility.

On June 14, 2005, FirstEnergy Corp. (FirstEnergy), Ohio Edison Company (OE), Pennsylvania Power Company (Penn), The Cleveland Electric Illuminating Company (CEI), The Toledo Edison Company (TE), Jersey Central Power & Light Company (JCP&L), Metropolitan Edison Company (Met-Ed), Pennsylvania Electric Company (Penelec), FirstEnergy Solutions Corp. (FES) and American Transmission Systems, Incorporated (ATSI), as Borrowers, entered into a new $2 billion syndicated credit facility (New Facility), with the banks named therein, Citicorp USA, Inc., as Administrative Agent, Citicorp USA, Inc. and Barclays Bank plc, as initial Fronting Banks, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank plc, as Syndication Agent, and JPMorgan Chase Bank, N.A., Key Bank, National Association, and Wachovia Bank, N.A., as Co-Documentation Agents. The New Facility replaces FirstEnergy’s $375 million three-year credit agreement dated as of October 23, 2003, FirstEnergy’s $1 billion three-year credit agreement dated as of June 22, 2004 and OE’s $125 million three-year credit agreement dated as of October 23, 2003, which have been terminated, as well as OE’s recently-expired $250 million two-year credit agreement dated as of May 12, 2003.

The Borrowers may, at any time prior to the commitment termination date, as the same may be extended, request an increase in the total commitments available under the New Facility to a maximum of $2.5 billion. Commitments under the New Facility will be available until June 14, 2010, unless the lenders agree, at the request of the Borrowers, to an extension in whole or in part for an additional year.

Borrowings under the New Facility are available to each Borrower separately and will mature on the earlier of 364 days from the date of borrowing and the commitment termination date, as the same may be extended. Proceeds may be used for working capital and other general corporate purposes of the Borrowers.

The following table describes the Borrowing sub-limits for each Borrower under the New Facility, as well as the limitations on short-term indebtedness applicable to each Borrower under current regulatory approvals and applicable statutory and/or charter limitations.

		Regulatory and
	New Facility	Other Short-Term
Borrower	Sub-Limit	Debt Limitations[1]
	(Dollars in Millions)
FirstEnergy	$2,000	$1,500
OE	500	500
Penn	50	49
CEI	250	500
TE	250	500
JCP&L	425	414
Met-Ed	250	250[2]
Penelec	250	250[2]
FES	0[3]	n/a
ATSI	0[3]	26

_____________________

1 As of March 31, 2005.
2 Excluding amounts which may be borrowed under the Utility Money Pool.
3 Borrowing sublimits for FES and ATSI may be increased to up to $250 million and $100 million, respectively, by delivering notice to the Administrative Agent that either (i) such Borrower has senior unsecured debt ratings of at least BBB- by Standard & Poors and Baa3 by Moody’s or (ii) FirstEnergy has guaranteed the obligations of such
 Borrower under the New Facility.

Borrowings under the New Facility may take the form of Alternate Base Rate Advances or Eurodollar Rate Advances borrowed pro rata from all lenders in proportion to their commitments. Borrowings may also be made from time to time on a same-day basis directly from one or more swing line lenders in an aggregate amount not to exceed $100 million for periods of up to ten business days.

Outstanding alternate base rate advances will bear interest at a fluctuating rate equal to the higher of (a) Citibank N.A.’s åbase rateæ and (b) 1/2 of 1% per annum plus the Federal Funds rate in effect from time to time. Outstanding Eurodollar rate advances will bear interest at a rate equal to the London interbank offered rate (LIBOR) for interest periods of one, two or three weeks or one, two, three or six months plus an applicable margin determined by reference to the applicable Borrower’s then-current senior unsecured debt ratings (or in the case of FES or ATSI, where FirstEnergy has delivered a guaranty for such Borrower, FirstEnergy’s ratings). The applicable margin is currently 0.425% for OE, Penn, JCP&L, Met-Ed and Penelec and 0.575% for FirstEnergy, CEI and TE. So long as FirstEnergy provides its guaranty of the obligations of FES or ATSI, such Borrower will have an applicable margin equal to FirstEnergy. Changes in reference credit ratings of a Borrower would lower or raise its applicable margin depending on whether ratings improved or were lowered.

Swing line loans may bear interest at an alternate base rate or a Eurodollar rate as determined above or at a cost of funds rate determined by the applicable swing line lender in its sole discretion with reference to its funding sources on the date of the advance term equal to the interest period for such advance plus the applicable margin for a corresponding Eurodollar rate swing line advance.

If at any time the total amount of outstanding credits is greater than one-half of the aggregate amount of commitments under the New Facility, the above alternate base and Eurodollar rates for each Borrower will be increased by a utilization fee of 0.100% if such Borrower’s senior unsecured debt ratings are BBB- by Standard & Poors or Baa3 by Moody’s or higher. If such Borrower’s rating is lower, then the applicable utilization fee will be 0.125%.

Under the terms of the New Facility, FirstEnergy has agreed to pay to the Administrative Agent for the account of each lender a facility fee on the amount of such lender’s commitment (whether used or unused) on a quarterly basis. The facility fee rate is determined by FirstEnergy’s senior unsecured debt ratings and is currently 0.175%.

In addition, Borrowers may request from time to time the issuance of letters of credit expiring up to one year from the date of issuance. The stated amount of outstanding letters of credit will count against total commitments available under the New Facility and against the applicable Borrower’s borrowing sub-limit. Currently, the initial Fronting Banks have each agreed to issue up to $500 million of letters of credit, which amount may be reduced pro rata to the extent that additional Fronting Banks agree to issue letters of credit in an aggregate amount in excess of $1.0 billion under the New Facility. Additional Fronting Banks have currently agreed to issue up to $1 billion of letters of credit, resulting in total letter of credit commitments of $2 billion.

Each Borrower has agreed to pay to the Administrative Agent for the account of each lender a fee in an amount equal to the then applicable margin for Eurodollar Rate Advances multiplied by the stated amount of each letter of credit issued by such Fronting Bank for the account of such Borrower, in each case for the number of days that such letter of credit is issued but undrawn, payable quarterly.

Borrowings under the New Facility are available upon customary representations and warranties, terms and conditions for facilities of this type, including a requirement that the Borrower represent that no material adverse change has occurred at the time of the initial advance, swingline loan, or letter of credit issuance in the business, condition (financial or otherwise), results of operations or prospects of such Borrower and its consolidated subsidiaries.

At any time after the initial advance or letter of credit issuance under the New Facility, no Borrower is required to represent as a condition to any extension of credit that no material adverse change has occurred or that no litigation that has a reasonable possibility of having a material adverse effect is pending or threatened.

The Borrowers are subject to certain affirmative and negative covenants, including limitations on the ability to sell, lease, transfer or dispose of assets, to grant or permit liens upon properties to secure debt, to merge or consolidate, to enter into any åprohibited transactionæ as defined in ERISA or to use the proceeds of any borrowing for prohibited purposes.

The New Facility contains financial covenants, such that each Borrower shall maintain a consolidated debt to total capitalization ratio, as defined in the New Facility, of no more than 0.65 to 1.00. FES and ATSI only need to comply with the consolidated debt to total capitalization ratio in the event they have outstanding extensions of credit without a FirstEnergy Guaranty in effect. In addition, unless and until FirstEnergy obtains senior unsecured debt ratings of BBB- by Standard & Poors or Baa2 by Moody’s, FirstEnergy will maintain a fixed charge ratio, as defined in the New Facility, of at least 2.00 to 1.00. FirstEnergy’s current senior unsecured debt ratings are BB+ by Standard & Poors and Baa3 by Moody’s.

Borrowings under the New Facility are subject to acceleration upon the occurrence of events of default that each Borrower considers usual and customary.

FirstEnergy and certain of the other Borrowers and their affiliates maintain ordinary banking and investment banking relationships with lenders under the New Facility.

The New Facility is filed as Exhibit 10.1 to this report and incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the New Facility.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	$2,000,000,000 Credit Agreement dated as of June 14, 2005 among FirstEnergy Corp.,
FirstEnergy Solutions Corp., American Transmission Systems, Incorporated, Ohio Edison
Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company,
The Toledo Edison Company, Jersey Central Power & Light Company, Metropolitan Edison
Company and Pennsylvania Electric Company, as Borrowers, Citigroup Global Markets Inc.,
and Barclays Capital as Joint Lead Arrangers, Barclays Bank plc, as Syndication Agent,
JPMorgan Chase Bank, N.A., Key Bank, National Association, and Wachovia Bank, N.A.,
as Co-Documentation Agents, and Citicorp USA, Inc., as Administrative Agent, and the
banks named therein.

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the receipt of approval from and entry of a final order by the U.S. District Court, Southern District of Ohio on the pending settlement agreement resolving the New Source Review litigation and the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to this settlement, adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in the registrants' Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits from strategic goals (including the proposed transfer of generation assets), the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets, further investigation into the causes of the August 14, 2003, regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in the registrants' Securities and Exchange Commission filings, and other similar factors. The registrants expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 16, 2005

FIRSTENERGY CORP.
Registrant

OHIO EDISON COMPANY
Registrant

THE CLEVELAND ELECTRIC
ILLUMINATING COMPANY
Registrant

THE TOLEDO EDISON COMPANY
Registrant

PENNSYLVANIA POWER COMPANY
Registrant

JERSEY CENTRAL POWER & LIGHT COMPANY
Registrant

METROPOLITAN EDISON COMPANY
Registrant

PENNSYLVANIA ELECTRIC COMPANY
Registrant

/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President, Controller and Chief Accounting Officer